Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333 -145845

May 2, 2008

BARX Investor Solutions

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New Issues

STRUCTURES	Reverse Converts	Super Trackers	Principal Protected	Others Structures	All Structures	Primer by Asset Class
ASSETS
Equities	63	2	3	1	69
Commodities	0	0	1	0	1
Rates	0	0	0	0	0
FX	0	0	0	0	0
All Asset	63	2	4	1	70
Primer by Structure

Reverse Converts

Asset	Issuer	Tenor	Underlying	Annual Coupon	Actual Coupon	Knock-In	Maturity	Cusip	Trade Date	Distributor	Order	Terms
Equities	Barclays...	3M	COF	15.00%	3.750%	60.00%	06/30/08	06738RMM5	05/28/08	Direct
Equities	Barclays...	3M	ENER	18.50%	4.625%	70.00%	06/30/08	06738RMP8	04/18/08	LaSalle
Equities	Barclays...	6M	AA	11.75%	5.875%	75.00%	09/30/08	06738RMQ6	03/26/08	Direct
Equities	Barclays...	6M	AIG	10.25%	5.125%	60.00%	09/30/08	06738RMR4	03/26/08	Direct

BARX Investor Solutions

Equities	Barclays...	6M	AKS	13.00%	6.500%	60.00%	09/30/08	06738RMS2	03/26/08	Direct
Equities	Barclays...	6M	AMZN	17.00%	8.500%	70.00%	09/30/08	06738RMT0	03/26/08	Direct
Equities	Barclays...	6M	BAC	12.50%	6.250%	70.00%	09/30/08	06738RMU7	03/26/08	Direct
Equities	Barclays...	6M	BBT	13.00%	6.500%	70.00%	09/30/08	06738RMV5	03/26/08	Direct
Equities	Barclays...	6M	BBY	11.75%	5.875%	75.00%	09/30/08	06738RMW3	03/26/08	Direct
Equities	Barclays...	6M	BID	15.00%	7.500%	65.00%	09/30/08	06738RMX1	03/26/08	Direct
Equities	Barclays...	6M	BJS	10.25%	5.125%	75.00%	09/30/08	06738RMY9	03/26/08	Direct
Equities	Barclays...	6M	BP	8.50%	4.250%	80.00%	09/30/08	06738RMZ6	03/26/08	Direct
Equities	Barclays...	6M	CELG	14.50%	7.250%	70.00%	09/30/08	06738RNA0	03/26/08	Direct
Equities	Barclays...	6M	COP	10.50%	5.250%	80.00%	09/30/08	06738RNB8	03/26/08	Direct
Equities	Barclays...	6M	CSCO	10.00%	5.000%	80.00%	09/30/08	06738RNC6	03/26/08	Direct
Equities	Barclays...	6M	CVX	9.50%	4.750%	80.00%	09/30/08	06738RND4	03/26/08	Direct
Equities	Barclays...	6M	DE	11.00%	5.500%	70.00%	09/30/08	06738RNE2	03/26/08	Direct
Equities	Barclays...	6M	DIA	8.00%	4.000%	85.00%	09/30/08	06738RMD5	03/26/08	Direct
Equities	Barclays...	6M	DOW	10.38%	5.188%	80.00%	09/30/08	06738RNF9	03/26/08	Direct
Equities	Barclays...	6M	EBAY	10.50%	5.250%	75.00%	09/30/08	06738RNG7	03/26/08	Direct
Equities	Barclays...	6M	EEM	12.00%	6.000%	70.00%	09/30/08	06738RMJ2	03/26/08	Direct
Equities	Barclays...	6M	EFA	8.00%	4.000%	85.00%	09/30/08	06738RMH6	03/26/08	Direct
Equities	Barclays...	6M	ERTS	10.25%	5.125%	75.00%	09/30/08	06738RNH5	03/26/08	Direct
Equities	Barclays...	6M	FCX	9.75%	4.875%	60.00%	09/30/08	06738RNJ1	03/26/08	Direct
Equities	Barclays...	6M	FRX	10.00%	5.000%	80.00%	09/30/08	06738RNK8	03/26/08	Direct
Equities	Barclays...	6M	FTO	13.00%	6.500%	60.00%	09/30/08	06738RNL6	03/26/08	Direct
Equities	Barclays...	6M	GM	15.75%	7.875%	50.00%	09/30/08	06738RNM4	03/26/08	Direct

BARX Investor Solutions

Equities	Barclays...	6M	GRMN	16.25%	8.125%	60.00%	09/30/08	06738RNN2	03/26/08	Direct
Equities	Barclays...	6M	HD	10.75%	5.375%	75.00%	09/30/08	06738RNP7	03/26/08	Direct
Equities	Barclays...	6M	HPQ	9.25%	4.625%	80.00%	09/30/08	06738RNQ5	03/26/08	Direct
Equities	Barclays...	6M	ILF	10.25%	5.125%	70.00%	09/30/08	06738RMK9	03/26/08	Direct
Equities	Barclays...	6M	ITU	11.75%	5.875%	70.00%	09/30/08	06738RNR3	03/26/08	Direct
Equities	Barclays...	6M	IWM	10.00%	5.000%	80.00%	09/30/08	06738RME3	03/26/08	Direct
Equities	Barclays...	6M	JOYG	14.00%	7.000%	70.00%	09/30/08	06738RNS1	03/26/08	Direct
Equities	Barclays...	6M	JPM	15.00%	7.500%	70.00%	09/30/08	06738RNT9	03/26/08	Direct
Equities	Barclays...	6M	KFT	9.00%	4.500%	85.00%	09/30/08	06738RNU6	03/26/08	Direct
Equities	Barclays...	6M	LEH	20.00%	10.000%	70.00%	09/30/08	06738RNV4	03/26/08	Direct
Equities	Barclays...	6M	MRO	10.25%	5.125%	70.00%	09/30/08	06738RNW2	03/26/08	Direct
Equities	Barclays...	6M	MYL	10.25%	5.125%	60.00%	09/30/08	06738RNX0	03/26/08	Direct
Equities	Barclays...	6M	NBR	11.00%	5.500%	80.00%	09/30/08	06738RNY8	03/26/08	Direct
Equities	Barclays...	6M	NDAQ	13.00%	6.500%	70.00%	09/30/08	06738RNZ5	03/26/08	Direct
Equities	Barclays...	6M	NE	10.50%	5.250%	75.00%	09/30/08	06738RPA8	03/26/08	Direct
Equities	Barclays...	6M	NUE	11.00%	5.500%	70.00%	09/30/08	06738RPC4	03/26/08	Direct
Equities	Barclays...	6M	NYX	11.25%	5.625%	70.00%	09/30/08	06738RPD2	03/26/08	Direct
Equities	Barclays...	6M	ORCL	11.00%	5.500%	80.00%	09/30/08	06738RPE0	03/26/08	Direct
Equities	Barclays...	6M	PBR	11.25%	5.625%	70.00%	09/30/08	06738RPF7	03/26/08	Direct
Equities	Barclays...	6M	PFE	9.13%	4.563%	80.00%	09/30/08	06738RPG5	03/26/08	Direct
Equities	Barclays...	6M	QQQQ	8.50%	4.250%	80.00%	09/30/08	06738RMF0	03/26/08	Direct
Equities	Barclays...	6M	RIMM	16.25%	8.125%	60.00%	09/30/08	06738RPH3	03/26/08	Direct
Equities	Barclays...	6M	SPY	8.50%	4.250%	85.00%	09/30/08	06738RMC7	03/26/08	Direct
Equities	Barclays...	6M	STJ	9.00%	4.500%	80.00%	09/30/08	06738RPJ9	03/26/08	Direct

BARX Investor Solutions

Equities	Barclays...	6M	SUN	13.00%	6.500%	75.00%	09/30/08	06738RPK6	03/26/08	Direct
Equities	Barclays...	6M	TGT	11.25%	5.625%	70.00%	09/30/08	06738RPL4	03/26/08	Direct
Equities	Barclays...	6M	TSO	13.75%	6.875%	60.00%	09/30/08	06738RPM2	03/26/08	Direct
Equities	Barclays...	6M	TXN	9.00%	4.500%	80.00%	09/30/08	06738RPN0	03/26/08	Direct
Equities	Barclays...	6M	VCLK	16.00%	8.000%	60.00%	09/30/08	06738RPP5	03/26/08	Direct
Equities	Barclays...	6M	WFC	12.50%	6.250%	70.00%	09/30/08	06738RPQ3	03/26/08	Direct
Equities	Barclays...	6M	WFMI	10.75%	5.375%	70.00%	09/30/08	06738RPR1	03/26/08	Direct
Equities	Barclays...	6M	XLE	10.00%	5.000%	80.00%	09/30/08	06738RMG8	03/26/08	Direct
Equities	Barclays...	6M	XOM	9.50%	4.750%	80.00%	09/30/08	06738RPS9	03/26/08	Direct
Equities	Barclays...	1Y	SGP	11.00%	11.000%	65.00%	03/30/09	06738RPW0	03/26/08	Direct
Equities	Barclays...	1Y	SWN	11.50%	11.500%	70.00%	03/30/09	06738RPY6	03/26/08	Direct
Equities	Barclays...	1Y	VLO	10.25%	10.250%	70.00%	03/30/09	06738RPZ3	03/26/08	Direct

Super Trackers

Asset	Issuer	Tenor	Underlying	Buffer	Leverage	Max Return	Maturity	Cusip	Trade Date	Distributor	Order	Terms
Equities	Barclays...	1Y	RTX	.00%	300.00%	24.00%	03/16/09	06738RPX8	05/16/08	Direct
Equities	Barclays...	1Y	SPX	10.00%	200.00%	20.00%	05/20/09	06738RML7	05/16/08	Direct
Principal Protected
Asset	Issuer	Tenor	Underlying	Coupon	Payout Structure	Other	Maturity	Cusip	Trade Date	Distributor	Order	Terms
Equities	Barclays...	1Y	DJI	see note	Absolute Return	+/- 12%	05/16/09	06738RQA7	05/16/08	Direct
Equities	Barclays...	1Y	Financial Bskt	see note	Best of	110% Participation 25%	05/13/09	06738RPU4	05/16/08	Direct
Commodit...	Barclays...	3Y	Energy bskt	see note	Digital Plus	digital, + participation	10/24/11	06738CMS5	10/09/08	Direct
Equities	Barclays...	5Y	NKY, SX5E, SPY	see note	Participation	150% participation	05/15/13	06738RPV2	05/16/08	Direct

BARX Investor Solutions

Other Structures

Asset	Issuer	Tenor	Underlying	Coupon	Payout Structure	Other	Maturity	Cusip	Trade Date	Distributor	Order	Terms
Equities	Barclays...	2Y	QQQQ	see note	Participation	90% PPN	05/17/10	06738RPT7	05/20/08	Direct

*	The attached PDF’s contain the free writing prospectus, pricing supplement, information supplement, index supplement, prospectus supplement and prospectus for the applicable structured product highlighted above.
**	Please see the applicable free writing prospectus, information supplement, index supplement, prospectus supplement and the prospectus for each of the notes that have been filed by Barclays Bank PLC for an explanation of the Protection Level.
#	Any information regarding the potential performance of a Note at maturity that is included on this website is not intended to predict actual results and no assurances are given with respect thereto. Barclays does not make any representation or warranty, regarding the adequacy or reasonableness of this information and accepts no responsibility or liability for any losses or expenses arising out of the use of or reliance on this information.

DISCLAIMER: The notes on this website are a variety of structured products that may not be suitable or appropriate for all investors. Your investment in the notes will involve certain risks that are not associated with an investment in conventional debt instruments. Before investing in any product on this website, you should carefully consider, with your advisors (including investment, legal, tax, accounting and other advisors) the suitability of the product in light of your investment objectives. You should also consider, among other things, the specific information, including the risk factors, set forth in the applicable free writing prospectus, information supplement, index supplement, prospectus supplement and the prospectus for the notes that have been filed by Barclays Bank PLC. These documents are made available to you on this web site (see the PDF file for each of the notes entitled “TERMS”) and you may also access these documents for free by visiting EDGAR on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We urge you to review these documents carefully, especially the risk factors set forth in each of these documents.

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